This page being      PIP 5  Prudential Small Cap     Annual 7/31/13
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 4.


EXPENSES (Negative answers are allowed
For the period covered by this form

            on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $       0

   Z) Net investment income ------------------------------ $      0

     AA) Realized capital gains ----------------------- $      0

     BB) Realized capital losses ---------------------- $      0

  CC) 1. Net unrealized appreciation during the period --- $      0

      2. Net unrealized depreciation during the period --- $      0

  DD) 1. Total income dividends for which record date
         passed during the period ------------------------ $      0

2. Dividends for a second class of open-end
         company shares -----------------------------------$      0

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $       0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $ 0.3205, $0.2361
"      2. Dividends for a second class of open-end
          company shares ------------$ 0.2361,$0.2924,$0.3304,$0.3628
   B) Distribution of capital gains ---------------$   0.00
   C) Other distributions --------------------------------- $   0.0000
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 4.
   Condensed balance sheet data:  As of the end of
current reporting period (000's
omitted except for per share amounts
and number of accounts)
74.O) Payables for portfolio instruments purchased ----------- $      0
   P) Amounts owed to affiliated persons ----------------------$      0
   Q) Senior long-term debt -----------------------------------$      0
   R) Other liabilities:1. Reverse repurchase agreements ----- $      0
                        2. Short sales ----------------------- $      0
                        3. Written options ------------------- $      0
                        4. All other liabilities ------------- $      0

   S) Senior equity -------------------------------------------$      0
   T) Net assets of common shareholders -----------------------$      0
   U) 1. Number of shares outstanding -------------------------$      0
      2. Number of shares outstanding of a second class of shares
         of open-end company ----------------------------------$      0
  " V) 1. Net asset value per share(to nearest cent)$18.05,$16.17
 "   2. Net asset value per share of a second class of open-end company shares (to nearest cent) $16.15,$18.02,$16.51,18.05
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -------------$   0.0000
   X) Total number of shareholder accounts --------------------$        0
   Y) Total value of assets in segregated accounts ------------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide
"adequate space for responding to Items 73A 1&2 and 74V1&2 correctly, " the correct answers are as above.